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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  NOVEMBER 12, 1996

                     SCIENTIFIC MEASUREMENT SYSTEMS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     TEXAS
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

             0-14100                                   74-2048763
     (COMMISSION FILE NUMBER)              (IRS EMPLOYER IDENTIFICATION NO.)

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                         2210 DENTON DRIVE, SUITE 106
                              AUSTIN, TEXAS 78758
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)

                                 (512)837-4712
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     On November 13, 1996, the Company sold 1,365,573 shares (the "Shares") of its Common Stock to the three investors pursuant to Regulation S under the Securities Act of 1933, as amended. The Company sold: (1) 491,803 shares of Common Stock to Arista High Technology Growth Fund Ltd., Cayman Islands, for an aggregate purchase price of $300,000; (2) 573,770 shares of Common Stock to Veco Capital Growth Fund Ltd., Cayman Islands, for an aggregate purchase price of $350,000; and (3) 300,000 shares of Common Stock to Signature Equities Agency GmBH, Dusseldorf, Germany, for an aggregate purchase price of $180,000.

     In connection with the sale of these Shares, the Company paid commissions of $140,500 cash and 96,078 stock purchase warrants exercisable at $.61.

     The Company relied on the exemption provided by Rule 903 of Regulation S. The offer and sale of the Shares were made in offshore transactions, as defined in Rule 902(i) of Regulation S. Neither the issuer nor its distributor or any of their affiliates made any directed selling efforts in the United States. In accordance with Rule 903(c)(2)(ii), the offering documents stated that the Shares had not been registered under the Securities Act of 1933 (the "Securities Act"), and that the Shares could not be offered or sold in the United States unless registered under the Act or sold pursuant to an exemption from registration. Berkshire, as distributor, agreed in writing that all offers and sales of the securities prior to the expiration of the restrictive period would be made only in accordance with Rule 903 or Rule 904 of Regulation S.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SCIENTIFIC MEASUREMENT SYSTEMS, INC.
                                      (Registrant)




Date  11/28/96                        By:   /s/ GARY KOFNOVEC
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                                          Gary Kofnovec, Chief Financial Officer

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